ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
 (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	T&G APOTHECARY, INC.

2.	Resident Agent for Service of Process: (check only one box)
Commercial Registered Agent
CSJ BUSINESS SOLUTIONS, LLC
		Noncommercial Registered Agent	OR		Office or Position with Entity

Name of Noncommerical Registered Agent OR Name of Title of Officer or Other Position with Entity
		1350 E. FLAMINGO #3101		LAS VEGAS	NV	89119
		Street Address		City	State	Zip

		Mailing Address (if different from street address)		City	State	Zip

3.	Authorized Stock: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000	Par value: $0.001		Number of shares without par value:	0

4.	Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attached additional pages if more than two directors trustees)	1. SUSAN JOHNSON
Name
		906 THAYER DRIVE	COLUMBUS		OH	43230
		Street Address	City		ST	Zip Code
2.
Name

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	CAROLYNE S. JOHNSON		/s/ CAROLYN S. JOHNSON
		Name		Signature
		1350 E. FLAMINGO #3101	LAS VEGAS, NV			89119
		Street Address	City	ST		Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ CAROLYN S. JOHNSON			1/17/11
		Authorized Signature of R.A. or On Behalf of R.A. Company			Date